As filed with the Securities and Exchange Commission on January 2, 2026

Registration No. 333-287314

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Lifeward Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Donald Lynch Blvd.
Marlborough, MA 01752
(508) 251-1154
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Mark Grant
President and Chief Executive Officer
Lifeward, Inc.
200 Donald Lynch Blvd.
Marlborough, MA 01752
(508) 251-1154
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Rachael M. Bushey, Esq. Jennifer L. Porter, Esq. Goodwin Procter LLP 3025 John F Kennedy Blvd Philadelphia, PA 19104 Tel: (445) 207-7805	Aaron M. Lampert, Adv. Ephraim Peter Friedman, Adv. Goldfarb Gross Seligman & Co. Azrieli Center, Round Tower Tel Aviv 6701101, Israel Tel: +972 (3) 607-4444

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-287314) of Lifeward Ltd., is being filed for the purpose of making certain updates including (i) updating the calculation of registration fee table and paying additional registration fees, (ii) updating information regarding the latest share price of the ordinary shares, (iii) incorporating by reference additional documents and (iv) including an updated auditor’s consent filed herewith as Exhibit 23.1.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2026

PROSPECTUS

$100,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company

Lifeward Ltd.

We may offer to the public from time to time, in one or more series or issuances, ordinary shares, warrants to purchase ordinary shares or debt securities, and/or debt securities consisting of debentures, notes or other evidences of indebtedness.

We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. Our net proceeds from the sale of such securities will also be set forth in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “LFWD.” On December 31, 2025, the last reported sales price of our ordinary shares was $0.5766 per share.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” on page 8 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

None of the U.S. Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering, and may also contain information about any material U.S. federal income tax and Israeli tax considerations relating to the securities covered by the prospectus supplement. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ordinary shares of Lifeward Ltd., par value NIS 1.75 per share.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Lifeward” refer to Lifeward Ltd., a company organized under the laws of the State of Israel.

This prospectus contains or incorporates by reference documents that contain references to trademarks, service marks and trade names owned by us or other entities. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward- Looking Statements.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 14, 2025, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 8, 2025, January 13, 2025, February 20, 2025, March 7, 2025, April 14, 2025, April 15, 2025, May 19, 2025, June 3, 2025, June 16, 2025, June 26, 2025, August 5, 2025, August 8, 2025, August 13, 2025, November 14, 2025 and December 19, 2025 (in each case other than any portions thereof deemed furnished and not filed); and

•
the description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36612) filed with the SEC on September 2, 2014, as updated by Exhibit 4.2 to the Annual Report on Form 10-K filed with the SEC on February 24, 2022 (Description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act) and any other amendment or report filed for the purpose of updating that description.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in this prospectus or the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Lifeward Ltd., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@golifeward.com, telephone number 508-251-1154.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file or have filed with the SEC. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at https://golifeward.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the U.S. Private Securities Litigation Reform Act of 1995 and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts, may include projections regarding our future performance and, in some cases, can be identified by terms such as “anticipates,” “assumes,” “believes,” “could,” “continues,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “goal,” “targets,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms. Forward-looking statements include, but are not limited to, statements concerning:

•	our expectations regarding future growth, including our ability to increase sales in our existing geographic markets and expand to new markets;
•	our ability to continue as a going concern for the next twelve months;
•
our ability to regain and maintain compliance with the continued requirements of The Nasdaq Capital Market and the risk that our ordinary shares will be delisted if we fail to regain and maintain compliance with such requirements;

•	our ability to maintain and grow our reputation and the market acceptance of our products;
•
our ability to achieve reimbursement from third-party payors or advance Centers for Medicare & Medicaid Services, or CMS, coverage for our products, including our ability to successfully submit and gain approval of cases for Medicare coverage through Medicare Administrative Contractors, or MACs;

•	our ability to successfully integrate the operations of AlterG, Inc., or AlterG, into our organization, and realize the anticipated benefits therefrom;
•	our ability to have sufficient funds to meet certain future capital requirements, which could impair our efforts to develop and commercialize existing and new products;
•
our ability to achieve the expected benefits from cost reduction initiatives, including streamlining operations and transitioning the manufacturing of our ReWalk products to our in-house manufacturer, and our ability to manage any related business disruptions;

•	our ability to navigate any difficulties associated with moving production of our AlterG Anti-Gravity Systems to a contract manufacturer;
•	our ability to leverage our sales, marketing and training infrastructure;
•	our ability to grow our business through acquisitions of businesses, products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business;
•	our ability to obtain certain components of our products from third-party suppliers and our continued access to our product manufacturers;
•	our ability to improve our products and develop new products;
•
our compliance with medical device reporting regulations to report adverse events involving our products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on our ability to market and sell our products;

•	our ability to gain and maintain regulatory approvals and to comply with any post-marketing requests;
•	the risk of a cybersecurity attack or incident relating to our information technology systems significantly disrupting our business operations;
•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;
•	the impact of substantial sales of our shares by certain shareholders on the market price of our ordinary shares;
•	our ability to use effectively the proceeds of our offerings of securities;
•	our ability to repay amounts due, and perform our obligations under and comply with the terms and conditions of, the Secured Promissory Note with Oramed;

•	the impact of the market price of our ordinary shares on the determination of whether we are a passive foreign investment company;
•
market and other conditions, including the extent to which inflationary pressures, interest rate, currency rate fluctuations, and changes in trade policies (including tariffs and trade protection measures that have been or may in the future be imposed by the U.S. or other countries), or global instability may disrupt our business operations or our financial condition or the financial condition of our customers and suppliers, including the ongoing Russia-Ukraine conflict, ongoing conflict in the Middle East (including any escalation or expansion) and the increasing tensions between China and Taiwan;

•	our use of cash and other resources, including our expected use of the proceeds from any offering under this prospectus; and
•
other risks and uncertainties, including those described under the caption “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements that may be expressed or implied by the forward-looking statements. All of the forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus and speak only as of the date hereof. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT LIFEWARD

Overview

We are a medical device company that designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our initial product offerings were the ReWalk Personal and ReWalk Rehabilitation Exoskeleton devices for individuals with spinal cord injury, or SCI Products. These devices are robotic exoskeletons that are designed for individuals with paraplegia that use our patented tilt-sensor technology and an onboard computer and motion sensors to drive motorized legs that power movement. These SCI Products allow individuals with spinal cord injury, or SCI, the ability to stand and walk again during everyday activities at home or in the community. In March 2023, we received clearance of our premarket notification, or 510(k), from the U.S. Food and Drug Administration, or FDA, for the ReWalk Personal Exoskeleton with stair and curb functionality, which adds usage on stairs and curbs to the indication for use for the device in the U.S. The clearance permits U.S. customers to participate in more walking activities in real-world environments in their daily lives where stairs or curbs may have previously limited them when using the exoskeleton for its intended, FDA-indicated uses. This feature has been available in Europe since initial CE Clearance, and real-world data from a cohort of 47 European users throughout a period of over seven years consisting of over 18,000 stair steps was collected to demonstrate the safety and efficacy of this feature and support the FDA submission. In June 2024, we submitted to the FDA a 510(k) premarket notification for ReWalk 7 Personal Exoskeleton device, a next-generation ReWalk model, and such 510(k) is pending FDA review. In June 2025, an Administrative Law Judge ruled in favor of a Medicare beneficiary’s appeal and determined that their ReWalk Personal Exoskeleton shall be covered and reimbursed by Medicare as a “reasonable and necessary” medical device that enables walking after SCI. This ruling established a legal basis that the ReWalk system constitutes a reasonable and necessary medical intervention for paralyzed individuals.

We have sought to expand our product offerings beyond the SCI Products through internal development, distribution agreements, and acquisitions. We have developed our ReStore Exo-Suit device, which we began commercializing in June 2019 (we ceased sales in the European Union in May 2024). The ReStore is a powered, lightweight soft exo-suit intended for use during the rehabilitation of individuals with lower limb disabilities due to stroke. In the second quarter of 2020, we signed an agreement to become the exclusive distributor of the MYOLYN MyoCycle FES Pro cycles to U.S. rehabilitation clinics and for the MyoCycle Home cycles available to U.S. veterans through the Veterans Health Administration hospitals.

In August 2023, we made our first acquisition to supplement our internal growth when we acquired AlterG, a leading provider of Anti-Gravity systems for use in physical and neurological rehabilitation. We paid a cash purchase price of approximately $19 million at closing and additional cash earnout payments may be paid based upon a percentage of AlterG’s revenue growth over the two years following the closing. The AlterG Anti-Gravity systems use patented, National Aeronautics and Space Administration derived differential air pressure technology to reduce the effects of gravity and allow patients to rehabilitate with finely calibrated support and reduced pain. AlterG Anti-Gravity systems are utilized in over 4,000 facilities globally in more than 40 countries. We will continue to evaluate other products for distribution or acquisition that can broaden our product offerings further to help individuals with neurological injury and disability.

In March 2025, we announced an agreement with CorLife, LLC., a Delaware limited liability company, or CorLife, and a division of Numotion, the nation’s leading and largest provider of products and services that provide mobility, health and personal independence, to increase our penetration of SCI Products into the workers’ compensation market. Pursuant to the agreement, CorLife became the exclusive distributor for the ReWalk Personal Exoskeleton for individuals with workers’ compensation claims. The agreement leverages CorLife’s extensive network of credentialed providers and experts to include the ReWalk Personal Exoskeleton among the services and equipment they provide to thousands of injured workers each year. Under the agreement, the CorLife reimbursement team manages all workers’ compensation claims submissions for the ReWalk Personal Exoskeleton. We believe this agreement will build awareness of the benefits of the ReWalk Personal Exoskeleton among individuals with workers’ compensation coverage and gain us access to the resources of CorLife to facilitate efficient processing of claims.

We are in the research stage of ReBoot, a personal soft exo-suit for home and community use by individuals post-stroke, and we are currently evaluating the reimbursement landscape and the potential clinical impact of this device. This product would be a complementary product to ReStore as it provides active assistance to the ankle during plantar flexion and dorsiflexion for gait and mobility improvement in the home environment, and it received Breakthrough Device Designation from the FDA in November 2021. Further investment in the development path of the ReBoot was paused in 2023 pending determination regarding the clinical and commercial opportunity of this device and at this time it remains on hold.

Our principal markets are primarily in the United States and Europe with some lesser sales in Asia, the Middle East and South America. We sell our products primarily directly in the United States, through a combination of direct sales and distributors (depending on the product line) in Germany and Canada, and primarily through distributors in other markets. In markets where we sell direct to customers, we have established relationships with clinics and rehabilitation centers, professional and college sports teams, and individuals and organizations in the SCI community, and in markets where we do not sell direct to customers, our distributors maintain these relationships. We have primary offices in Yokneam, Israel, Marlborough, Massachusetts, and Berlin, Germany. We also had offices in Fremont, California and Queens, New York where we ceased operations as of December 31, 2024.

Corporate Information

We were incorporated in 2001 under the laws of the State of Israel. Our principal executive offices are located at 200 Donald Lynch Blvd., Marlborough, MA, and our telephone number is (508) 251-1154. Our website address is https://golifeward.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed Lifeward, Inc. (formerly ReWalk Robotics, Inc.) as our agent to receive service of process in any action against us in any United States federal or state court. The address of Lifeward, Inc. is 200 Donald Lynch Blvd., Marlborough, Massachusetts 01752.

Lifeward®, ReWalk®, ReStore® and Alter G® are our registered trademarks in Israel and in the United States and Restore™ is our registered trademark in Europe and the United States. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, financial condition and results of operations and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities we offer pursuant to this prospectus for general corporate purposes.

DESCRIPTION OF ORDINARY SHARES

The following description of our ordinary shares is a summary and is qualified in its entirety by reference to our Seventh Amended and Restated Articles of Association, or our Articles of Association. Our Articles of Association are filed as Exhibit 3.1 to this prospectus and are incorporated by reference herein.

Share Capital

Our authorized share capital consists solely of 75,000,000 ordinary shares, par value NIS 1.75 per share, of which 18,293,776 shares were issued and outstanding as of December 31, 2025.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Ordinary Shares

Quorum Requirements

The quorum required for our general meetings of shareholders consists of at least two holders of our ordinary shares present in person or by proxy and holding among them at least 33 1/3% of the total outstanding voting rights.

Vote Requirements

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Shareholders may vote at a general meeting either in person, by proxy or by written ballot.

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israel Companies Law, 5799-1999, or the Israel Companies Law, or by our Articles of Association. Under the Israel Companies Law, special approval is required for certain matters, principally (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary), (iii) the compensation of our Chief Executive Officer, and (iv) the adoption of a Compensation Policy, as required by Israeli law. For more information, see our Registration Statement on Form 8-A as filed with the SEC on September 2, 2014 under the heading “Item 1. Description of Registrant’s Securities to be Registered.” Under our Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our Articles of Association also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our amended articles relating to our staggered board requires the vote of 65% of the total voting power of our shareholders. In addition, the voluntary winding up, or approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israel Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Preferred Shares

The Company may, from time to time, by shareholder resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution (subject to the provisions of the Israel Companies Law). The rights of the holders of ordinary shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that may be issued in the future. As of the date of the filing of this registration statement, we had no preferred shares outstanding.

Transfer of Shares; Share Ownership Restrictions

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our Articles of Association, our board of directors must consist of not less than five but no more than thirteen directors, including two external directors as and if required by the Israel Companies Law. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israel Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our directors, other than the external directors, are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israel Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint new directors and appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances and may be removed from office pursuant to the terms of the Israel Companies Law. Pursuant to regulations promulgated under the Israel Companies Law, as a company that does not have a controlling shareholder and that complies with the United States securities laws and the corporate governance rules of the Nasdaq Stock Market, we are permitted to “opt out” of the requirement to appoint external directors. In February 2018, we opted out of the requirement to have external directors.

Dividend and Liquidation Rights

Subject to the Israel Companies Law, we may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israel Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israel Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Israel Companies Law defines such profits as retained earnings or profits accrued in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the date of the financial statements is not more than six months before the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except for the obligation of Israeli residents to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles of Association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israel Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) ten percent or more of our outstanding issued shares and one percent of our outstanding voting power or (b) ten percent or more of our outstanding voting power.

Subject to the provisions of the Israel Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 60 days prior to the date of the meeting. Furthermore, the Israel Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

•	amendments to our Articles of Association;
•	appointment or termination of our auditors;
•	appointment of external directors;
•	approval of certain related party transactions;
•	increases or reductions of our authorized share capital;
•	a merger; and
•
the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israel Companies Law and our Articles of Association require that notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israel Companies Law and under our Articles of Association, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Access to Corporate Records

Under the Israel Companies Law, shareholders generally have the right to review: minutes of our general meetings; our shareholders register and principal shareholders register; our Articles of Association; our annual financial statements; and any document that we are required by law to file publicly with the Israel Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction with a related party that requires shareholder approval under the related party transaction provisions of the Israel Companies Law. We may deny a request to review a document if we believe it has not been made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions Under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital (or of a class thereof) is required by the Israel Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If as a result of a full tender offer the purchaser would own more than 95% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the purchaser offered to purchase will be transferred to the acquirer by operation of law. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, provided that the purchaser is entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the purchaser would own 95% or less of the issued and outstanding share capital of the company or of the applicable class, the purchaser may not acquire shares that will cause its shareholding to exceed 90% of the issued and outstanding share capital of the company or of the applicable class.

Special Tender Offer. The Israel Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israel Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger. The Israel Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israel Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Companies Registrar and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures Under Israeli Law

The Israel Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Upon the closing of our initial public offering, our Articles of Association were amended to provide that no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israel Companies Law as described above in “- Vote Requirements.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Equiniti Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent we use a warrant agent for a series of warrants, the series will be issued under a separate warrant agent agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and, as applicable, a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the antidilution provisions of the warrants, if any;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agent Agreement

To the extent that we use a warrant agent for a series of warrants, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between Lifeward Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Lifeward Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any options under which underwriters may purchase additional shares. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form S-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities, warrants or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then-prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Gross Seligman & Co., Tel Aviv, Israel. Certain legal matters with respect to New York law and with respect to the validity of the offered securities under New York law will be passed upon for us by Goodwin Procter LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Lifeward Ltd. incorporated by reference in Lifeward Ltd’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. It may be difficult to obtain service of process within the United States upon us, upon our directors and executive officers, a majority of whom reside outside of the United States, and upon those Israeli experts named in this prospectus who reside outside of the United States. Furthermore, because a majority of our assets and a majority of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and executive officers or the Israeli experts named herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Gross Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

In this regard, our Articles of Association provide that, unless we consent in writing to the selection of an alternative forum, (i) the federal courts of the United States will be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933 and (ii) the Tel-Aviv District Court will be the exclusive forum for (a) a derivative action or derivative proceeding that is filed in the name of the Company; (b) any action grounded in a breach of fiduciary duty of a director, officeholder or other employee towards us or our shareholders; or (c) any action the cause of which results from any provision of the Companies Law or the Israel Securities Law, 5728-1968. We have retained the ability to consent to an alternative forum if we determine shareholder interests are best served by permitting a particular dispute to proceed in a forum other than the federal district courts or State of Israel, as applicable. However, there is uncertainty as to whether a court would enforce these provisions.

We have irrevocably appointed our subsidiary, Lifeward, Inc., which is incorporated in Delaware, as our agent to receive service of process in any action against us in any United States federal or state court arising out of offerings or sales pursuant to this prospectus or any purchase or sale of securities in connection with this prospectus. Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

•
the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per-annum statutory rate of interest set on a quarterly basis by Israeli regulations. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

Lifeward Ltd.

$100,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company

PROSPECTUS

          , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$314.51
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Printing fees	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
TOTAL	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under the Israel Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association include such a provision. An Israeli company also may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Israel Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Israel Companies Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder; and

•	a financial liability imposed on the office holder in favor of a third party.

Under the Israel Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a civil or criminal fine or forfeit levied against the office holder.

Under the Israel Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

We have entered into indemnification agreements with our office holders to exculpate, indemnify and insure our office holders to the fullest extent permitted by our Articles of Association, the Israel Companies Law and the Israel Securities Law, 5728-1968, subject to an aggregate limitation for all indemnified persons of the greatest of: (i) an amount equal to 50% of the shareholders’ equity in the Company, as set forth in the Company’s most recent financial statements before the date of actual payment by the Company of the indemnification amount; (ii) $40,000,000; and (iii) solely in connection with or arising out of a public offering of the Company’s securities, the aggregate amount of proceeds from the sale by the Company and/or any shareholder of the Company’s securities in such offering.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israel Companies Law.

Item 16. Exhibits.

The exhibits filed as part of this registration statement are as follows:

1.1*	Form of Underwriting Agreement.
2.1^
Agreement and Plan of Merger, dated as of August 8, 2023, by and among Lifeward, Inc., Atlas Merger Sub, Inc., AlterG Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2023).

3.1	Seventh Amended and Restated Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2025).
4.1	Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A (File No. 333-197344), filed with the SEC on August 20, 2014).
4.2
Warrant, dated December 30, 2015, between the Company and Kreos Capital V (Expert Fund) Limited (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016).

4.3
First Amendment to Warrant to Purchase Shares between the Company and Kreos Capital V (Expert Fund) Limited, dated November 20, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2018).

4.4	Form of common warrant from February 2020 best efforts offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).
4.5	Form of placement agent warrant from February 2020 best efforts offering (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2020).
4.6	Form of purchaser warrant from July 2020 registered direct offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 6, 2020).
4.7	Form of placement agent agreement from July 2020 registered direct offering (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on July 6, 2020).
4.8	Form of purchaser warrant from December 2020 private placement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2020).
4.9	Form of placement agent warrant from December 2020 private placement (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2020).
4.10	Form of purchaser warrant from February 2021 private placement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2021).
4.11	Form of placement agent warrant from February 2021 private placement (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2021).
4.12	Form of ordinary warrant from September 2021 private placement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2021).
4.13	Form of placement agent warrant from September 2021 private placement (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2021).
4.14	Form of pre-funded warrant from September 2021 private placement (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2021).
4.15
Form of purchaser warrant from January 2025 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K/A filed with the SEC on January 8, 2025).

4.16
Form of placement agent warrant from January 2025 registered direct offering and concurrent private placement of warrants (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K/A filed with the SEC on January 8, 2025).

4.17	Form of purchaser warrant from June 2025 public offering (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2025).
4.18	Form of placement agent warrant from June 2025 public offering (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2025).
4.19*	Form of Warrant.
4.20*	Form of Warrant Agreement.
4.21**	Form of Indenture.
4.22*	Form of Debt Security.
5.1**
Opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares, warrants and debt securities offered hereby under Israeli law (including consent).

5.2**	Opinion of Goodwin Procter LLP, counsel to the Registrant, as to the validity of the warrants and debt securities offered hereby under U.S. law (including consent).
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited (filed herewith).
23.2**	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1).
23.3**	Consent of Goodwin Procter LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included in signature page to this Registration Statement).
25.1‡	Statement of Eligibility of Trustee Under Indenture.
107	Filing Fee Table (filed herewith).

**	Previously filed.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

‡	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

^
Certain identified information in the exhibit has been omitted because it is the type of information that (i) the Company customarily and actually treats as private and confidential, and (ii) is not material.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
 to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

	(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
 the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(9)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts on this 2nd day of January, 2026.

LIFEWARD LTD.

By:	/s/ William Mark Grant
Name: William Mark Grant
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William Mark Grant and Almog Adar, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ William Mark Grant	Director, President and Chief Executive Officer (Principal Executive Officer)	January 2, 2026
William Mark Grant

/s/ Almog Adar	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	January 2, 2026
Almog Adar

/s/ Robert J. Marshall	Chairman, Board of Directors	January 2, 2026
Robert J. Marshall

/s/ Dr. John William Poduska	Director	January 2, 2026
Dr. John William Poduska

/s/ Hadar Levy	Director	January 2, 2026
Hadar Levy

/s/ Michael Swinford	Director	January 2, 2026
Michael Swinford

/s/ Randel Richner	Director	January 2, 2026
Randel Richner